                                                                    Exhibit 99.3
                            NOTICE OF GUARANTEED DELIVERY
                                          OF
                        SURRENDER OF 7.30% SUBORDINATED NOTES
                                          OF
                           COMMUNITY FIRST BANKSHARES, INC.
                           IN EXCHANGE FOR REGISTERED NOTES


    This form or one substantially equivalent may be used to exchange one or more notes, each representing unregistered 7.30% Subordinated Notes Due 2004 (the "Old Notes") of Community First Bankshares, Inc., a Delaware corporation (the "Company"), for an equal amount of 7.30% Subordinated Notes Due 2004 of the Company registered with the Securities and Exchange Commission and having terms and conditions identical to the Old Notes (the "Registered Notes), if the Depositary Receipts representing the Old Notes are not immediately available, or all required documents cannot be delivered to the Depositary prior to 5:00 p.m. Minneapolis time on _________________, 1997. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission, overnight courier or mail to the Depositary and must include a guarantee by an eligible financial institution.

                                   THE DEPOSITARY:

                            NORWEST BANK MINNESOTA, N. A.
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BY MAIL:                               BY OVERNIGHT COURIER OR HAND DELIVERY TO:
NORWEST BANK MINNESOTA, N.A.                        NORWEST BANK MINNESOTA, N.A.
Shareowner Services Reorganization Department       Shareowner Services Reorganization Department
P.O.Box 64858                                       161 North Concord Exchange
St. Paul, MN 55164-0858                             South St. Paul, MN 55075

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                Facsimile (for eligible financial institutions only):
                                    (612) 450-4163

                                Confirm by telephone:
                                    (612) 450-4185

                  __________________________________________________

    DELIVER OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible financial institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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Ladies and Gentlemen:

    The undersigned hereby surrenders to Community First Bankshares, Inc., a Delaware corporation, in exchange for identical registered notes upon the terms and subject to the conditions set forth in the letter to holders of Old Notes dated June 24, 1997 and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Registered Notes set forth below, all pursuant to the guaranteed delivery procedures set forth herein.



Number/Amount of Notes:           Name(s) of Record Holder(s):
                       --------                               -----------------

Note Certificate Nos.
(if available):
               ----------------   ---------------------------------------------

-------------------------------   ---------------------------------------------
                                               Please Print

                                  Address(ee):
-------------------------------               ---------------------------------

Dated:
      -------------------------   ---------------------------------------------
                                                                       Zip Code

                                  Daytime Area Code
                                  and Tel. No.:
                                               --------------------------------


                                  Signature(s):
                                               --------------------------------

                                  ---------------------------------------------

                                      GUARANTEE

                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)


    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary the certificates representing the Old Notes surrendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other required documents, within five trading days after the date hereof.

    The eligible financial institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and Old Notes to the Depositary by 5:00 p.m. Minneapolis time on _________________, 1997. Failure to do so could result in a financial loss to such eligible financial institution.


Name of Firm:
             --------------------------     -----------------------------------
                                                  Authorized Signature

Address:                                    Name:
        -------------------------------          ------------------------------
                                                  Please Print


                                            Title:
---------------------------------------           -----------------------------
                   Zip Code

Area Code and Tel. No.:                     Dated:
                       ----------------           -----------------------------

    NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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